                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)               JULY 28, 1999



                                  AXCESS INC.
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                           0-11933                            85-0294536
(State or other jurisdiction of     (Commission File Number)     (I.R.S. employer identification no.)
 incorporation or organization)


  3208 COMMANDER DRIVE, DALLAS, TEXAS                                            75006
(Address of principal executive offices)                                       (Zip Code)



                                 (972) 407-6080
              (Registrant's Telephone Number, Including Area Code)






         (Former Name or Former Address, if Changed Since Last Report)

         On August 12, 1999, AXCESS Inc., filed its initial report on Form 8-K reporting its acquisition of substantially all of the assets of Prism Video, Inc. This Amendment No. 1 to the Form 8-K includes the financial statements of Prism Video, Inc. and the pro forma financial information required by Item 7 of Form 8-K.

ITEM 5.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 28, 1999, the company completed its acquisition of substantially all of the assets of Prism Video, Inc. The assets acquired included all patents, trade secret rights, software, hardware, product designs and all other technical information necessary to design, manufacture and market security video and CCTV products using digital video compression technology and remote telephone line video technology (collectively, the "Video Technology").

         The company also acquired Prism's inventory of video storage products and all equipment used in connection with producing the security video and CCTV products. The company accomplished the acquisition pursuant to an Asset Purchase Agreement dated July 15, 1999, by and between the company and Prism, Video, Inc. After an arm's length negotiation, the company and Prism agreed to the following consideration for the assets acquired:

         o the company issued a note payable to Prism in the amount of $4,000,000 (the "Purchase Note");

         o the company issued 125 shares of a new series of 8% convertible preferred stock (the "Preferred Stock"); and

         o the company issued a warrant to acquire 500,000 shares of the company's common stock exercisable on or before the expiration of five years (the "Warrant").

The company will satisfy its obligations under the Purchase Note through an assignment to Prism of the principal payments due the company under its $3,900,000 note receivable from Amphion Ventures L.P., which was issued to the Company as partial consideration for the sale of its Lasertechnics Marking Corporation subsidiary and certain unrelated technology assets. The Preferred Stock has a stated value of $10,000 per share and is convertible into 500,000 shares of common stock at a conversion price of $2.50 per share. The exercise price of the Warrant is $2.50.

         Under the terms of the agreement, the common stock to be acquired by Prism upon conversion of the Preferred Stock or exercise of the Warrant is subject to a three-year lockup from the date of closing, which may be reduced to two years upon the occurrence of certain events. Further, Prism has agreed not to convert the Preferred Stock or exercise the Warrant until the company obtains stockholder approval to issue the common stock issuable upon either the conversion or exercise thereof, as the case may be. The company intends to submit this proposal at its 2000 annual meeting of stockholders.

         A portion of the assets acquired constitute equipment and other physical property used in connection with manufacturing security video and CCTV products utilizing the Video Technology. These assets will continue to be utilized by the company for such purposes.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

      (a)    Financial Statements of Business Acquired.

             The Independent Auditor's Report and the audited balance sheets of Prism Video, Inc., as of June 30, 1999, and 1998, related statements of operations, stockholders' equity (deficit) and cash flows for each of the years ended June 30, 1999 and 1998, and the notes thereto, are set forth on pages 4-14 of this current Report on Form 8-K.

                          INDEPENDENT AUDITORS' REPORT







The Board of Directors and Stockholders
Prism Video, Inc.:

We have audited the accompanying balance sheets of Prism Video, Inc. as of June 30, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prism Video, Inc. as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                /s/ KPMG LLP


Dallas, Texas
August 27, 1999

                               PRISM VIDEO, INC.
                                 BALANCE SHEETS

                                                                                 June 30,             June 30,
                                                                                   1999                 1998
                                                                               ------------         ------------
                                       ASSETS
 Current assets:
      Cash and cash equivalents .......................................        $     42,116         $    102,271
      Accounts receivable - trade (net of allowance for
      doubtful accounts of $40,600 in 1999 and
      $36,576 in 1998) ................................................             164,581              218,928
      Inventory .......................................................             452,979              904,631
      Prepaid expenses and other ......................................                 138                2,730
                                                                               ------------         ------------
           Total current assets .......................................             659,814            1,228,560

 Furniture and equipment, net .........................................              71,943              104,842
 Intangible asset, net ................................................           4,849,999            5,360,525
 Other assets .........................................................              11,968               10,775
                                                                               ------------         ------------
           Total assets ...............................................        $  5,593,724         $  6,704,702
                                                                               ============         ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
      Payable to stockholder ..........................................        $  7,000,000         $  4,600,000
      Accounts payable ................................................             227,005              215,798
      Other accrued liabilities .......................................              80,740               60,224
                                                                               ------------         ------------
            Total current liabilities .................................           7,307,745            4,876,022

 Stockholders' equity (deficit):
 Convertible preferred stock, Series A, $0.01 par value, 100,000 shares authorized; 100,000 shares issued
          and outstanding in 1999 and 1998 ............................               1,000                1,000

 Convertible preferred stock, Series B, $0.01 par value; 620,000 shares authorized; 560,000 shares issued and
            outstanding in 1999 and 1998 ..............................               5,600                5,600

 Common stock, $0.01 par value, 797,333 shares authorized; 110,730
           shares issued and outstanding in 1999 and 1998 .............               1,107                1,107
 Paid-in capital ......................................................          13,603,366           13,603,366
 Accumulated deficit ..................................................         (15,325,094)         (11,782,393)
                                                                               ------------         ------------
                      Total stockholders' equity (deficit) ............          (1,714,021)           1,828,680
                                                                               ------------         ------------
                      Total liabilities and stockholders' equity ......        $  5,593,724         $  6,704,702
                                                                               ============         ============

                See accompanying notes to financial statements.

                               PRISM VIDEO, INC.
                            STATEMENTS OF OPERATIONS
                       YEARS ENDED JUNE 30, 1999 AND 1998


                                                1999                1998
                                            -----------         -----------

 Sales .............................        $ 1,153,263         $ 1,078,802
 Cost of sales .....................          1,591,806           1,093,514
                                            -----------         -----------
    Gross profit (loss) ............           (438,543)            (14,712)

 Expenses:
    Selling and marketing ..........          1,147,911           1,007,829
    Research and development .......            918,941             872,184
    General and administrative .....            486,040             572,826
    Depreciation and amortization...            550,543             548,034
                                            -----------         -----------
       Total operating expenses ....          3,103,435           3,000,873
                                            -----------         -----------
       Loss from operations ........         (3,541,978)         (3,015,585)
                                            -----------         -----------

 Other income (expense), net .......               (723)                 57
                                            -----------         -----------
    Net loss .......................        $(3,542,701)        $(3,015,528)
                                            ===========         ===========





                See accompanying notes to financial statements.

                               PRISM VIDEO, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                       YEARS ENDED JUNE 30, 1999 AND 1998



                                Series A Preferred Stock     Series B Preferred Stock
                                ------------------------     ------------------------
                                  Shares        Amount         Shares        Amount
                                 -------        ------        -------        ------
 Balance at June 30, 1997        100,000        $1,000        560,000        $5,600
 Issuance of common stock             --            --             --            --
 Net loss                             --            --             --            --
                                 -------        ------        -------        ------
 Balance at June 30, 1998        100,000        $1,000        560,000        $5,600
 Net loss                             --            --             --            --
                                 -------        ------        -------        ------
 Balance at June 30, 1999        100,000        $1,000        560,000        $5,600
                                 =======        ======        =======        ======



                                      Common Stock
                                      ------------              Paid-in           Accumulated
                                  Shares        Amount          Capital             Deficit              Total
                                 -------        ------        -----------        ------------         -----------
 Balance at June 30, 1997        107,370        $1,074        $13,603,063        $ (8,766,865)        $ 4,843,872
 Issuance of common stock          3,360            33                303                  --                 336
 Net loss                             --            --                 --          (3,015,528)         (3,015,528)
                                 -------        ------        -----------        ------------         -----------
 Balance at June 30, 1998        110,730         1,107         13,603,366         (11,782,393)          1,828,680
 Net loss                             --            --                 --          (3,592,701)         (3,592,701)
                                 -------        ------        -----------        ------------         -----------
 Balance at June 30, 1999        110,730        $1,107        $13,603,366        $(15,325,094)        $(1,714,021)
                                 =======        ======        ===========        ============         ===========


                See accompanying notes to financial statements.

                               PRISM VIDEO, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JUNE 30, 1999 AND 1998


                                                                                  1999                 1998
                                                                               -----------         -----------
   Cash flows from operating activities:
     Net loss from operations .........................................        $(3,542,701)        $(3,015,528)

        Adjustments to reconcile net loss to net cash used by operating activities:
           Depreciation and amortization ..............................            550,543             548,034
           Loss on sale of assets .....................................                 --                 (57)
           Inventory write-downs to net realizable value ..............            646,660             255,842
           Provision for losses on accounts receivable ................             34,800              95,403
           Changes in operating assets and liabilities:
              Accounts receivable .....................................             19,547             (34,833)
              Inventory ...............................................           (195,008)            (44,274)
              Prepaid expenses and other ..............................              1,399              10,270
              Accounts payable ........................................             11,207             150,753
              Other assets ............................................             20,516              (3,917)
                                                                               -----------         -----------
                  Net cash used by operating activities ...............         (2,453,037)         (2,038,307)

 Cash flows from investing activities:
           Capital expenditures .......................................             (7,118)            (12,239)
           Proceeds from sale of furniture and fixtures ...............                 --                 325
                                                                               -----------         -----------
                 Net cash used by investing activities ................             (7,118)            (11,914)

 Cash flows from financing activities:
           Advances from stockholder ..................................          2,400,000           2,000,000
           Issuance of common stock ...................................                 --                 336
                                                                               -----------         -----------
                             Net cash provided (used) by financing
                                 activities ...........................          2,400,000           2,000,336
           Net decrease in cash and cash equivalents ..................            (60,155)            (49,885)

 Cash and cash equivalents, beginning of period .......................            102,271             152,156
                                                                               -----------         -----------
 Cash and cash equivalents, end of period .............................        $    42,116         $   102,271
                                                                               ===========         ===========


                See accompanying notes to financial statements.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Company Organization and Basis of Presentation

                  Prism Video, Inc. ("Prism" or the "company") is a privately-held company engaged in the design, manufacture and marketing of video security technology and video storage products. The core compression technology utilized in Prism's products was acquired in 1993 from Prism's predecessor company, Universal Video Communications Corporation ("UVCC"), which declared Chapter 7 bankruptcy in 1993. Brierley Investments Limited ("BIL"), which had an investment in UVCC prior to 1993, has provided the ongoing financing to allow Prism to conduct operations. Upon the company's initial capitalization in August 1994, BIL contributed the core compression technology and related patents in exchange for Series A and Series B preferred stock. BIL's beneficial ownership interest in Prism, through its preferred stock holdings, is approximately 83%.

         (b)      Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         (c)      Inventory

                  Inventory is stated at the lower of cost or market using the first-in, first-out method. Inventory was comprised of the following at June 30, 1999 and 1998:

                                                  June 30,
                                                  --------
                                            1999            1998
                                          --------        --------
                  Raw materials           $377,894        $834,413
                  Work-in-process           57,122          10,184
                  Finished goods            17,963          60,034
                                          --------        --------
                                          $452,979        $904,631
                                          ========        ========

                  Raw materials inventory at June 30, 1999 and 1998 consists primarily of UVC 7710 integrated circuits which are embedded in several of the company's products and which contain the company's patented algorithms.

                  During the year ended June 30, 1999, the Company introduced several new products and substantially changed its basic product design, which significantly reduced the utility of the UVC 7710 integrated circuits. Accordingly, the company recorded a write-off of $558,000, which is included in cost of sales in the accompanying statement of operations, to reduce UVC inventory to estimated net realizable value. The company also recorded write-downs of approximately $89,000 to reduce certain inventory used in the former product line to estimated net realizable value.

         (d)      Depreciation

                  Depreciation on furniture and equipment is calculated using the straight-line method over the estimated useful lives of the respective assets.

         (e)      Fair Value of Financial Instruments

                  The carrying amounts of accounts receivable, accounts payable, accrued liabilities and payable to BIL (See Note 4 to Notes to Financial Statements) approximate fair value because of the short-term maturity of these instruments.

         (f)      Income Taxes

                  The company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.

         (g)      Revenue Recognition

                  The company recognizes revenue on sales of its products either when the products are shipped from the company or received by the customer, depending on the shipping terms.

         (h) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

                  Long-lived assets and certain identifiable intangibles are reviewed by the company for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         (i)      Research and Development Costs

                  The company capitalizes certain software development costs once technological feasibility has been established and evaluates the recoverability of any capitalized costs based on amount expected to be realized from sales of the related products. No such costs have been capitalized to date, as costs incurred subsequent to the establishment of technological feasibility are immaterial. Research and development costs incurred prior to the establishment of technological feasibility are expensed as incurred.

         (j)      Recent Accounting Pronouncement

                  In June 1998, "Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") was issued. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as "derivatives") and for hedging activities. It requires that all derivatives be recognized as either assets or liabilities at fair value. The accounting for gains and losses from changes in the fair value of a derivative depends on the intended use of the derivative and its resulting classification as one of three designated types of hedges or as a non-hedging instrument. SFAS 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 30, 2000. The adoption of this statement is not expected to have a material impact on the company's financial statements and related disclosures.

2.       FURNITURE AND EQUIPMENT

         Furniture and equipment is comprised of the following:

                                                                       June 30,
                                                                1999             1998
                                                             ---------         ---------
             Furniture                                       $  32,645         $  32,645
             Equipment                                         183,332           176,214
                                                             ---------         ---------
                                                               215,977           208,859
             Accumulated depreciation                         (144,033)         (104,017)
                                                             ---------         ---------
             Furniture and equipment, net                    $  71,943         $ 104,842
                                                             =========         =========

3.       INTANGIBLE ASSET

         Intangible asset consists of the net unamortized balance of the company's patent rights covering algorithms which perform compression and decompression of digital video data. Amortization is computed on a straight-line basis over 19 years, the average term of the underlying patents. Amortization expense was $510,526 during the years ended June 30, 1999 and 1998.

4.       RELATED PARTY TRANSACTIONS

         The company's assets were contributed from Brierley Investments Limited in August 1994 in exchange for preferred stock. During the period April 1, 1996 through June 30, 1999, BIL advanced the company a total of $7,000,000, none of which had been repaid as of June 30, 1999. Such advances do not bear interest, are not for a specific term, and are repayable on demand by BIL. As of June 30, 1999 and 1998, respectively, the amounts payable to BIL under this arrangement were $7,000,000 and $4,600,000.

         On July 14, 1999, in connection with the issuance of Series B Preferred Stock (see note 5), BIL agreed to forgive the $7 million payable in exchange for 700,000 shares of Series B Preferred Stock.

5.       PREFERRED STOCK

         Through June 30, 1999, the company had authorized 100,000 shares of Series A Preferred Stock, par value $.01 per share, and 620,000 shares of Series B Preferred Stock, par value $.01 per share. As of June 30, 1999 and 1998, the company had issued 100,000 shares of Series A Preferred Stock and 560,000 shares of Series B Preferred Stock. Total proceeds from issuance of the preferred stock equaled $13,600,000.

         On July 14, 1999, Prism amended the company's certificate of incorporation to: 1) increase the number of preferred shares designated as Series B to 2,060,000; 2) delete the Series A Preferred Stock liquidation preference; and 3) provide that each share of Series A Preferred Stock, previously not convertible, is convertible at the option of the holder into eight shares of Series B Preferred Stock of the company. Additionally, BIL agreed to: 1) purchase 700,000 additional shares of Series B Preferred Stock for an aggregate purchase price of $7 million; 2) convert 100,000 shares of Series A Preferred Stock into 800,000 shares of Series B Preferred Stock; and
         3) convert the 2,060,000 shares of Series B Preferred Stock then held into 2,060,000 shares of common stock. The holders of the preferred stock are entitled to certain rights as described below.

         Dividend Preference - The holders of record of Series A Preferred Stock are not entitled to any dividend preference. The holders of record of Series B Preferred Stock are entitled to receive cash dividends when and if declared by the Board of Directors out of funds legally available before any dividend is declared or paid on the company's common stock. The right to such dividends on the Series B Preferred Stock is not cumulative, and no rights accrue to holders of the Series B Preferred Stock by reason of the fact that dividends on said stock are not declared in any year.

         Liquidation Preference - Upon any voluntary or involuntary liquidation, dissolution or other termination of the company, the preferred stockholders are entitled to a liquidation preference of $10.00 per share for Series B Preferred Stock, plus all declared and unpaid dividends. After setting apart or paying in full the preferential amounts due the preferred stockholders, the remaining assets of the company available for distribution to stockholders, if any, shall be distributed ratably to the holders of all of the shares of the common stock.

         Conversion Rights - The Series A Preferred Stock is convertible at the option of the holder into eight shares of Series B Preferred Stock of the company. Each share of Series B Preferred Stock is convertible into the number of fully paid and nonassessable shares of common stock as is determined by dividing $10.00 by the Series B Conversion Price in effect at the time of conversion, which shall be subject to adjustment. As discussed previously, BIL, as holder of all of the Series B Preferred Stock outstanding, agreed to convert such stock into common stock on a share-for-share basis.

         Voting Rights - Holders of the Series A Preferred Stock have no voting rights. The Series B Preferred Stock conveys voting rights and powers equal to the voting rights and powers associated with the company's common stock.

6.       INCOME TAXES

         Due to the company's losses, no income tax expense was recorded for the years ended June 30, 1999 and 1998.

         At June 30, 1999, the company had net operating loss carryforwards for
         U. S. federal income tax purposes of approximately $12,700,000, which are available to offset future taxable income through 2008. The tax benefit (approximately $4,300,000) of the net operating loss carryforward has been fully offset by a valuation allowance, since the company cannot currently conclude that it is more likely than not that the benefit will be realized.

7.       RETIREMENT PLANS

         The company has a 401(k) Retirement Savings Plan (the "Plan"). The Plan is a defined contribution plan covering all full-time employees of the company who have at least three months of service. Participants may contribute up to 15% of their base pay in pretax dollars. The company made no matching contributions for the years ended June 30, 1999 and 1998.

8.       LEASE OBLIGATIONS

         The company leases its offices and manufacturing facilities under operating leases which expire through September 30, 2000. The rental expense recorded for operating leases was $147,409 and $120,792 during the years ended June 30, 1999 and 1998. Future minimum annual noncancellable rent payments for its facilities are as follows:

                                             Future Minimum
                           Years Ended    Annual Lease Payments
                          -------------   ---------------------
                          June 30, 2000         $142,263
                          June 30, 2001           30,487

9.       STOCK OPTIONS

         In 1994, the company established the Prism Video, Inc. Stock Option Plan (the "Stock Plan") which provides for the issuance of stock options to employees of the company. The Stock Plan makes available for issuance 41,333 shares of common stock. Options issued under the Stock Plan, unless otherwise determined by the company's board of directors, have a vesting period of five years and an expiration date of ten years subsequent to issuance. Options issued are required to have an exercise price of not less than fair market value of the company's common stock on the date of grant.

         The company has also granted options to purchase 29,334 shares of common stock to an officer of the company. These ten-year options, issued in 1994, vested immediately and have an exercise price of $.10.

         The company applies APB Opinion No. 25 in accounting for options issued and, accordingly, no compensation cost has been recognized for its stock options in the accompanying financial statements. Had the Company determined compensation costs based on the fair value at the grant date for its stock options under SFAS No. 123, the company's net loss would not have been materially different for those periods presented in the accompanying statements of operations.

         Following is a summary of activity in the Stock Plan discussed above for the years ended June 30, 1999 and 1998:

                                                     1999                              1998
                                                     ----                              ----

                                               Weighted Average                   Weighted Average
                                                            Exercise                          Exercise
                                            Shares           Price             Shares           Price
                                           -------         ----------         -------         ----------
 Outstanding at beginning of year           65,410         $     0.10          58,128         $     0.10
 Granted                                        --

 Exercised                                      --                             (3,360)

 Canceled                                     (750)              0.10          (6,208)              0.10
                                           -------         ----------         -------         ----------
 Options outstanding at end of year         64,660         $     0.10          65,410         $     0.10
                                           =======         ==========         =======         ==========


 Options exercisable at year end            48,320         $     0.10          41,348         $     0.10
                                           =======         ==========         =======         ==========


         On July 14, 1999, the board of directors authorized the increase in shares available under the Stock Plan to accommodate a grant of options to purchase an additional 90,427 shares of common stock with an exercise price of $0.10 per share. These options vest immediately. Further, the options previously outstanding at July 14, 1999 became fully vested. Additionally, the board of directors granted options to an officer of the company to purchase 200,919 shares of common stock, which immediately vested, at an exercise price of $.10 per share.

10.      SUBSEQUENT EVENT

         On July 28, 1999, substantially all of the company's assets, including its network video technology, were acquired by AXCESS Inc. for approximately $5.6 million. The purchase price is comprised of a note payable of $3.1 million, preferred stock and warrants of $2.3 million, and the assumption of certain liabilities.

         The assets acquired by AXCESS include Prism's proprietary digital video compression technology used in security video and CCTV products, its remote telephone line video technology and its inventory of video storage products. AXCESS did not assume the payable to Brierley Investments Limited ("BIL"), as such payable was forgiven by BIL in exchange for preferred stock prior to the acquisition by AXCESS (see note 4). The note payable is secured by AXCESS' $4 million note receivable from one of its stockholders, Amphion Ventures, L.P. In addition, the shares of AXCESS common stock which Prism may acquire by conversion of preferred stock or by exercise of the warrant are subject to a three-year lockup from the date of the closing, which may be reduced to two years upon the occurrence of certain events. The warrant is exercisable on or before July 28, 2004.
         The company has agreed not to convert the preferred stock or exercise the warrant until AXCESS obtains stockholder approval to issue the common stock. AXCESS has advised the company that such stockholder approval will be sought at its annual meeting of stockholders in 2000.

ITEM 7.  CONTINUED.

         (b)      Pro Forma Financial Information.

         The following unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of AXCESS Inc. and Prism Video, Inc. The unaudited pro forma condensed combined balance sheet as of June 30, 1999 has been presented as if the acquisition of Prism had been consummated as of that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998, and for the six months ended June 30, 1999, have been presented as if the acquisition had been consummated as of January 1, 1998. AXCESS acquired Prism on July 28, 1999.

         The unaudited pro forma condensed combined financial statements give effect to the acquisition of Prism in accordance with the purchase method of accounting for business combinations and are based upon the assumptions and adjustments described in the accompanying notes. The purchase accounting adjustments reflect the final fair values of the net assets acquired and liabilities assumed.

         The pro forma adjustments do not reflect any operating efficiencies and cost savings that AXCESS may achieve with respect to the combined companies. The pro forma adjustments also do not include any adjustments to historical revenues for any new products which may be developed and marketed in the future nor for any future price changes for existing products. The pro forma adjustments do not include any adjustments to historical amounts for cost of sales, research and development, sales and marketing, or general and administrative expenses for any future operating changes.

         The unaudited pro forma condensed combined financial results are not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been consummated at that date, or at the beginning of the period for which such transactions have been given effect, nor of the combined results of future operations.

                                   AXCESS INC.
                                  BALANCE SHEET
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 1999


                                                                                                AXCESS
                                                                           PRO FORMA             PRO
                                                      HISTORICAL          ADJUSTMENTS           FORMA
                                          ----------------------------        FOR               AND AS
                 ASSETS                     AXCESS(1)       PRISM(1)      ACQUISITION          ADJUSTED
                                          ------------    ------------    ------------       ------------
Current Assets:
   Cash and cash equivalents ..........   $     70,664    $     42,116    $                  $    112,780
   Accounts receivable - trade ........        109,580         164,581              --            274,161
   Inventory ..........................        605,682         452,979              --          1,058,661
   Prepaid expenses and other .........        186,338             138              --            186,476
                                          ------------    ------------    ------------       ------------
     Total current assets .............        972,264         659,814              --          1,632,078

Property, plant and equipment, net ....        527,635          71,943              --            599,578
Note receivable from stockholder --
long-term .............................      3,902,375              --              --          3,902,375
Intangible asset ......................      1,541,929       4,849,999          19,006(2)       6,410,934
Other assets ..........................        287,443          11,968              --            299,411
                                          ------------    ------------    ------------       ------------
     Total assets .....................   $  7,231,646    $  5,593,724    $     19,006       $ 12,844,376
                                          ============    ============    ============       ============

                                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Convertible notes payable to
   stockholders .......................      1,153,650              --    $         --       $  1,153,650
   Payable to stockholder .............             --       7,000,000      (7,000,000)(2)             --
   Notes payable ......................         58,160              --              --             58,160
   Accounts payable ...................        770,581         227,005              --            997,586
   Accrued liabilities ................      2,001,022          80,740         (80,740)(3)      2,001,022
                                          ------------    ------------    ------------       ------------
     Total current liabilities ........      3,983,413       7,307,745      (7,080,740)         4,210,418

Notes payable, long term ..............      1,115,205              --       3,100,725(2)       4,215,930
                                          ------------    ------------    ------------       ------------
     Total liabilities ................      5,098,618       7,307,745      (3,980,015)         8,426,348

Stockholders' equity:
Convertible preferred stock ...........     27,689,880           6,600       1,250,000(2)      28,939,880
                                                                                (6,600)(3)
Common stock ..........................         31,794           1,107          (1,107)(3)         31,794
Non-voting convertible common
stock .................................          1,125              --              --              1,125
Paid-in capital .......................     58,887,848      13,603,366       1,035,000(2)      59,922,848
                                                                           (13,603,366)(3)
Accumulated deficit ...................    (84,477,619)    (15,325,094)     15,325,094(3)     (84,477,619)
                                          ------------    ------------    ------------       ------------
   Total stockholders' equity .........      2,133,028      (1,714,021)      3,999,021          4,418,028
                                          ------------    ------------    ------------       ------------
   Total liabilities and stockholders
   equity .............................   $  7,231,646    $  5,593,724    $     19,006       $ 12,844,376
                                          ============    ============    ============       ============


 See accompanying notes to unaudited pro forma condensed combined balance sheet.

                                   AXCESS INC.
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                                  BALANCE SHEET


(1).     Represents historical amounts for AXCESS and Prism as of June 30, 1999.

(2). Represents the adjustments to give effect to AXCESS' acquisition of Prism using purchase accounting as if the acquisition had occurred on June 30, 1999. A summary of the adjustments is as follows:

         Purchase price, including liabilities assumed:

         Note payable: non-interest bearing, due December 31, 2002
         (Face amount of $4 million; recorded at present value)                    $3,100,725

         Preferred stock: 125 shares of new series of preferred stock,
         $10,000 per share stated value, convertible into 500,000 shares of
         common stock at a conversion price of $2.50 per share                      1,250,000

         Warrant to purchase 500,000 shares of common stock at $2.50 per
         share                                                                      1,035,000
         Assumption of specific liabilities                                           227,005
                                                                                   ----------
                                                                                   $5,612,730
                                                                                   ==========

         Allocation of purchase price based on fair values of assets acquired:

         Current assets, including cash, accounts receivable and inventory         $  659,814
         Furniture and equipment and other assets                                      83,911
         Intangible asset  (patents and other intellectual property)                4,869,005
                                                                                   ----------
                  Fair market value of assets acquired                             $5,612,730
                                                                                   ==========

(3). The elimination of Prism's equity accounts and liabilities which were not assumed by AXCESS.

                                   AXCESS INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998


                                                                                                  AXCESS
                                                                             PRO FORMA              PRO
                                                                            ADJUSTMENTS            FORMA
                                                                                FOR               AND AS
                                              AXCESS(2)       PRISM(2)      ACQUISITION          ADJUSTED
                                            ------------    ------------    ------------       ------------
Sales ...................................   $     43,146    $  1,134,346    $         --       $  1,177,492
Cost of sales ...........................          4,298       1,769,678              --          1,773,976
                                            ------------    ------------    ------------       ------------
   Gross profit (loss) ..................         38,848        (635,332)             --           (596,484)
Expenses:
   Research and development .............      2,870,246         966,347              --          3,836,593
   Selling and marketing ................        564,417       1,053,945              --          1,618,362
   General and administrative ...........      4,522,234         560,516              --          5,082,750
   Depreciation and amortization ........        781,243         549,614         463,275(3)       1,794,132
                                            ------------    ------------    ------------       ------------
     Total operating expenses ...........      8,738,140      (3,130,422)        463,275(3)      12,331,837
                                            ------------    ------------    ------------       ------------
     Loss from operations ...............     (8,699,292)     (3,765,754)       (463,275)       (12,928,321)
                                            ------------    ------------    ------------       ------------
Other income (expense):
   Interest expense .....................       (532,797)             --        (324,686)(3)       (857,483)
     Other ..............................         21,861            (341)             --             21,520
                                            ------------    ------------    ------------       ------------
     Other expense, net .................       (510,936)           (341)       (324,686)          (835,963)
                                            ------------    ------------    ------------       ------------
     Loss from continuing
     operations .........................     (9,210,228)     (3,766,095)       (787,961)       (13,764,284)

Preferred stock dividend
   requirements .........................     (1,500,422)             --        (100,000)(3)     (1,600,422)
                                            ------------    ------------    ------------       ------------
   Loss from continuing operations
   applicable to common stock ...........   $(10,710,650)   $ (3,766,095)   $   (887,961)      $(15,364,706)
                                            ============    ============    ============       ============
Basic and diluted net loss per share:
   Continuing operations ................   $      (3.99)                                      $      (5.73)
                                            ============                                       ============
     Weighted average shares of
       common stock outstanding-basic
       and diluted ......................      2,681,456                                          2,681,456
                                            ============                                       ============


See accompanying notes to unaudited pro forma condensed statement of operations.

                                   AXCESS INC.
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999


                                                                                              AXCESS
                                                                           PRO FORMA           PRO
                                                                          ADJUSTMENTS          FORMA
                                                                              FOR             AND AS
                                             AXCESS(1)       PRISM(1)     ACQUISITION        ADJUSTED
                                            -----------    -----------    -----------       -----------
Sales ...................................   $   123,204    $   546,467    $        --       $   669,671
Cost of sales ...........................        65,750        557,012             --           622,762
                                            -----------    -----------    -----------       -----------
   Gross profit (loss) ..................        57,454        (10,545)            --            46,909
Expenses:
   Research and development .............       640,593        434,148             --         1,074,741
   Selling and marketing ................     1,213,155        559,863             --         1,773,018
   General and administrative ...........     1,426,147        254,061             --         1,680,208
   Depreciation and amortization ........       270,187        232,859        231,637(2)        734,683
                                            -----------    -----------    -----------       -----------
     Total operating expenses ...........     3,550,082      1,480,931        231,637         5,262,650
                                            -----------    -----------    -----------       -----------
     Loss from operations ...............    (3,492,628)    (1,491,476)      (231,637)      $(5,215,741)
                                            -----------    -----------    -----------       -----------
Other income (expense):
   Interest income ......................        67,950             --             --            67,950
   Interest expense .....................      (159,361)            --       (174,879)(1)      (334,240)
     Other ..............................     2,040,855           (381)            --         2,040,474
                                            -----------    -----------    -----------       -----------
     Other expense, net .................     1,949,444           (381)      (174,879)        1,774,184
                                            -----------    -----------    -----------       -----------
     Loss from continuing
     operations .........................    (1,543,184)    (1,491,857)      (406,516)       (3,441,557)

Preferred stock dividend
   requirements .........................    (1,140,494)            --        (50,000)(3)    (1,190,494)
                                            -----------    -----------    -----------       -----------
   Net loss from continuing operations
   applicable to common stock............   $(2,683,678)   $(1,491,857)   $  (456,516)      $(4,632,051)
                                            ===========    ===========    ===========       ===========
Basic and diluted net loss per share:
   Continuing operations ................   $     (0.84)                                    $     (1.45)
                                            ===========                                     ===========
     Weighted average shares of
       common stock outstanding-basic
       and diluted ......................     3,195,727                                       3,195,727
                                            ===========                                     ===========


See accompanying notes to unaudited pro forma condensed statement of operations.

                                   AXCESS INC.
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENTS OF OPERATIONS


(1). For the six months ended June 30, 1999. Represents the unaudited historical results of operations for AXCESS and Prism. Prism's results of operations for this period were calculated by subtracting its unaudited historical results for the six months ended December 31, 1998, from its audited results for the twelve months ended June 30, 1999.

(2). For the year ended December 31, 1998. Represents the audited historical results of operations for AXCESS and the unaudited historical results of operations for Prism. Prism's results of operations for this period were calculated by (a) adding the unaudited historical results of operations for the six months ended December 31, 1998 to the audited historical amounts for the twelve months ended June 30, 1998 and (b) subtracting the unaudited historical results of operations for the six months ended December 31, 1997, from the audited historical results for the twelve months ended June 30, 1998.

(3). Represents the adjustments to give effect to the acquisition of Prism as if it occurred on January 1, 1998:

                                                            Six Months Ended       Year Ended
                                                              June 30, 1999     December 31, 1998
                                                            ----------------    -----------------
Imputed interest expense on the $4.0 million face
    amount ($3,100,725 present value), non-interest
    bearing note payable issued to fund the acquisition
    of Prism, with interest calculated at 10%                    $174,879            $324,686

Increased amortization expense on the estimated fair
    value of the intangible asset acquired ($4.9
    million) based on an estimated useful life of five
    years and Prism's historical amortization expense
    of $255,263 and $510,526 for the six months ended
    June 30, 1999 and the year ended December 31, 1998,
    respectively                                                 $231,637            $463,275

Dividend requirement on 125 shares of the new series of
    preferred stock issued to fund the acquisition of
    Prism                                                        $ 50,000            $100,000

Listed below are the exhibits filed as a part of this report.

     2.1    --    Asset Purchase Agreement by and between AXCESS Inc. and
                  Prism Video, Inc. dated July 15, 1999. Incorporated herein by reference to Exhibit 2.1 to the company's Report on Form 8-K dated August 12, 1999.

     99.1   --    Press release dated July 16, 1999. Incorporated herein by
                  reference to Exhibit 99.1 to the company's Report on Form 8-K dated August 12, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, AXCESS Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 8, 1999                AXCESS INC.



                                     By: /s/ James R. Craig
                                         ---------------------------------------
                                         James R. Craig, Chief Financial Officer

                                  EXHIBIT INDEX


         EXHIBIT
         NUMBER                              EXHIBIT
         ------                              -------
           2.1             Asset Purchase Agreement by and between AXCESS Inc.
                           and Prism Video, Inc. dated July 15, 1999.
                           Incorporated herein by reference to Exhibit 2.1 to
                           the company's Report on Form 8-K dated August 12,
                           1999.

           99.1 Press release dated July 16, 1999. Incorporated herein by reference to Exhibit 99.1 to the company's
                           Report on Form 8-K dated August 12, 1999.